CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Forum ETF Trust. Such references appear in the Merk Hard Currency ETF’s Statement of Additional Information under the headings “Independent Registered Public Accounting Firm” and “Financial Statements.”

                                                   BBD, LLP

Philadelphia, Pennsylvania
January 2, 2014